                                                                       Exhibit 4

                    AMENDMENT TO SECOND AMENDED AND RESTATED
                                 LOAN AGREEMENT


         WORTHINGTON INDUSTRIES, INC. ("Borrower"), and THE BANK OF NOVA SCOTIA AND PNC BANK, NATIONAL ASSOCIATION, as Agents for the Lenders (collectively, "Agents"), and the Lenders, as such term is defined in the Second Amended and Restated Loan Agreement, hereby agree as follows:

1. RECITALS.
   ---------

   1.1 As of October 14, 1998, Borrower, Agents, and Lenders entered into a Second Amended and Restated Loan Agreement (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined will have the meanings given such terms in the Loan Agreement.

   1.2 Borrower, Agents, and Lenders desire to amend the Loan Agreement pursuant to this Amendment to Second Amended and Restated Loan Agreement (the "Amendment").

2. AMENDMENT.
   ----------

   2.1 Amend Sections 1.1.13 and 1.1.13.1 of the Loan Agreement to provide as follows:

   1.1.13 "Applicable Margin" will mean (in basis points):

          1.1.13.1 as to Revolving Loans that bear interest at the Euro-Rate, initially 20 basis points; provided that such rate will be adjusted as follows based on Borrower's Senior Unsecured Debt Rating and Borrower's Ratio each as determined as of the end of the Borrower's previous quarter:


          SENIOR UNSECURED                 APPLICABLE MARGIN          APPLICABLE MARGIN         APPLICABLE MARGIN
          DEBT RATING                    WHERE RATIO IS GREATER     WHERE RATIO IS GREATER    WHERE RATIO IS LESS
                                          THAN OR EQUAL TO 55%       THAN OR EQUAL TO 50%      50%
                                                                      BUT LESS THAN 55%

          greater than or equal to A/A2           20.0                        18.5                    17.0

          A-/A3                                   22.5                        20.0                    18.5

          BBB+/Baa1                               25.0                        22.5                    20.0

          BBB/Baa2                                25.0                        25.0                    22.5

          less than BBB/Baa2                      25.0                        25.0                    25.0

          The Applicable Margin as to Revolving Loans that bear interest at the Euro-Rate will be adjusted as of the first day of the fiscal quarter based upon the Senior Unsecured Debt Rating as determined by Administrative Agent. In the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Ratings Service, a division of McGraw-Hill Companies, Inc. ("Standard & Poors"), the higher of the two ratings will control. Such adjustments will apply to all outstanding Revolving Loans that bear interest at the Euro-Rate and to any such Advances made or converted on or after such date.

2.2 Amend Section 1.1.14 of the Loan Agreement effective September 30, 1999 to provide as follows:

          1.1.14 "Applicable Secondary Revolving Credit Margin" will mean as to Secondary Revolving Credit Loans that bear interest at the Euro-Rate, initially 21.5 basis points; provided that such rate will be adjusted as follows based on Borrower's Senior Unsecured Debt Rating and Borrower's Ratio each as determined as of the end of the Borrower's previous quarter:

          SENIOR UNSECURED              APPLICABLE MARGIN          APPLICABLE MARGIN        APPLICABLE MARGIN
          DEBT RATING                   WHERE RATIO IS GREATER     WHERE RATIO IS GREATER   WHERE RATIO IS LESS
                                        THAN OR EQUAL TO 55%       THAN OR EQUAL TO 50%     50%
                                                                   BUT LESS THAN 55%
          greater than or equal to A/A2        21.5                      20.0                      18.5

          A-/A3                                24.0                      21.5                      20.0

          BBB+/Baa1                            26.5                      24.0                      21.5

          BBB/Baa2                             26.5                      26.5                      24.0

          less than BBB/Baa2                   26.5                      26.5                      26.5

          The Applicable Secondary Revolving Credit Margin as to Secondary Revolving Credit Loans that bear interest at the Euro-Rate will be adjusted as of the first day of the fiscal quarter based upon the Senior Unsecured Debt Rating as determined by Administrative Agent. In the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Ratings Service, a division of McGraw-Hill Companies, Inc. ("Standard & Poors"), the higher of the two ratings will control. Such adjustments will apply to all outstanding Secondary Revolving Credit Loans that bear interest at the Euro-Rate and to any such Advances made or converted on or after such date.

2.3 Add a new Section 1.1.92A to the Loan Agreement that provides as follows:

          1.1.92A "Ratio" will mean the ratio of Borrower's Consolidated Indebtedness to Capitalization Ratio.

2.4 Amend Section 1.1.110 of the Loan Agreement to change "September 30, 1999" to "September 28, 2000", effective September 30, 1999.

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

2.5       Amend Section 2.11.2.1 of the Loan Agreement to provide as follows:

          2.11.2.1 REVOLVING CREDIT FACILITY FEE. Borrower will pay to Administrative Agent for the account of Revolving Credit Lenders a Revolving Credit Facility Fee (in basis points) from and including the Closing Date to the Termination Date, computed based on the Senior Unsecured Debt Rating and Borrower's Ratio; provided that, in the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Corporation, the higher of the two ratings will control, which rating and Ratio will be determined as of the end of the previous fiscal quarter and at the applicable rate set forth below multiplied by the Total Revolving Credit Commitment, such fee to be payable quarterly in arrears on last day of each fiscal quarter of Borrower and upon the Termination Date and to be shared by Revolving Credit Lenders in their Ratable Portions:

                  SENIOR UNSECURED                    APPLICABLE MARGIN          APPLICABLE MARGIN         APPLICABLE MARGIN
                  DEBT RATING                         WHERE RATIO IS GREATER     WHERE RATIO IS GREATER    WHERE RATIO IS LESS
                                                      THAN OR EQUAL TO 55%       THAN OR EQUAL TO 50%      50%
                                                                                 BUT LESS THAN 55%
                  greater than or equal to A/A2               10.0                      9.0                        8.0

                  A-/A3                                       12.5                      10.0                       9.0

                  BBB+/Baa1                                   15.0                      12.5                      10.0

                  BBB/Baa2                                    15.0                      15.0                      12.5

                  less than BBB/Baa2                          15.0                      15.0                      15.0

2.6 Amend Section 2.11.2.2 of the Loan Agreement effective September 30, 1999 to provide as follows:

2.6.1.1 SECONDARY REVOLVING CREDIT FACILITY FEE. Borrower will pay to Administrative Agent for the account of Secondary Revolving Credit Lenders a Secondary Revolving Credit Facility Fee (in basis points) from and including the Closing Date to the Secondary Revolving Credit Termination Date, computed based on the Senior Unsecured Debt Rating and Borrower's Ratio; provided that, in the event that Borrower's Senior Unsecured Debt Rating by Moody's Investor Service, Inc. is different from the rating received from Standard & Poors Corporation, the higher of the two ratings will control, which rating will be determined as of the end of the previous fiscal quarter at the applicable rate set forth below multiplied by the Total Secondary Revolving Credit Commitment, such fee to be payable quarterly in arrears on last day of each fiscal quarter of Borrower and upon the Secondary Revolving Credit Termination Date and to be shared by Secondary Revolving Credit Lenders in their Ratable Portions:

                  SENIOR UNSECURED                   APPLICABLE MARGIN          APPLICABLE MARGIN         APPLICABLE MARGIN
                  DEBT RATING                        WHERE RATIO IS GREATER     WHERE RATIO IS GREATER    WHERE RATIO IS LESS
                                                     THAN OR EQUAL TO 55%       THAN OR EQUAL TO 50%      50%
                                                                                BUT LESS THAN 55%
                  greater than or equal to A/A2               10.0                      9.0                        8.0


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




                  A-/A3                                       12.5                       10.0                       9.0

                  BBB+/Baa1                                   15.0                       12.5                      10.0

                  BBB/Baa2                                    15.0                       15.0                      12.5

                  less than BBB/Baa2                          15.0                       15.0                      15.0

2.7 Effective September 30, 1999, amend Section 2.11.2.3 of the Loan Agreement to change "five basis points" to "ten basis points".

2.8       Amend Section 6.4 of the Loan Agreement to provide as follows:

          6.4 CONSOLIDATED INDEBTEDNESS TO CAPITALIZATION. Borrower will not permit the ratio of Borrower's Consolidated Indebtedness to Borrower's Capitalization to be greater than the following percentages as calculated at the end of the each of the following fiscal quarters:
          (i) 60% for each fiscal quarter ending August 31, 1999, November 30, 1999, February 29, 2000 and May 31, 2000; (ii) 55% for each fiscal quarter ending August 31, 2000, November 30, 2000, February 28, 2001 and May 31, 2001; and (iii) 50% calculated as of each August 31, November 30, February 28 (or 29, as applicable), and May 31, thereafter for so long as any of the Loans remain outstanding.

         Except as otherwise specifically provided herein, such amendments will be effective as of August 13, 1999.

3. REPRESENTATIONS AND WARRANTIES. To induce Agents and Lenders to enter into this Amendment, Borrower represents and warrants as follows:

3.1 The representations and warranties of Borrower contained in Section 4 of the Loan Agreement are deemed to have been made again on and as of the date of execution of this Amendment and will apply to this Amendment.

3.2 No Event of Default (as such term is defined in Section 7 of the Loan Agreement) or event or condition which with the lapse of time or giving of notice or both would constitute an Event of Default exists on the date hereof.

3.3 The person executing this Amendment and the loan documents to be executed in connection herewith is a duly elected and acting officer of Borrower and is duly authorized by the Board of Directors of Borrower to execute and deliver such documents on behalf of Borrower.

3.4 Borrower and each Subsidiary of Borrower, if any, have reviewed the areas within each of its businesses and operations that could be adversely affected by, and have developed or are developing a detailed plan and timeline to address in a timely manner the risk that certain computer applications used by Borrower and each


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


          Subsidiary of Borrower may be unable to recognize and perform properly date sensitive functions involving dates prior to and after December 31, 1999 (the "Year 2000 Problem"). The Year 2000 Problem will not result in any material adverse change to Borrower or any Subsidiary of Borrower.

4. CONDITIONS. Agents' and each Lender's consent to this Amendment is subject to the following conditions:

          4.1 Documentation Agent will have been furnished copies, certified by the Secretary or assistant Secretary of Borrower, of resolutions of the Board of Directors of Borrower authorizing the execution of this Amendment, the Exhibits hereto and all other documents executed in connection herewith.

          4.2 The representations and warranties of Borrower in SECTION 3 herein will be true.

          4.3 Borrower shall pay Administrative Agent the sum of $44,000, which fee will be distributed by Administrative Agent to Lenders on a pro rata basis, plus all expenses and attorneys' fees incurred by Agents in connection with the preparation, execution, and delivery of this Amendment and related documents.

5.       GENERAL.

          5.1 Except as expressly modified herein, the Loan Agreement, as amended, is and remains in full force and effect.

          5.2 Nothing contained herein will be construed as waiving any default or Event of Default under the Loan Agreement or will affect or impair any right, power or remedy of Lender under or with respect to the Loan, the Loan Agreement, as amended, or any agreement or instrument guaranteeing, securing or otherwise relating to any of the Loan.

          5.3 This Amendment will be binding upon and inure to the benefit of Borrower, Agents, and Lenders and their respective successors and assigns.

          5.4 All representations, warranties and covenants made by Borrower herein will survive the execution and delivery of this Amendment.

          5.5 This Amendment will in all respects be governed and construed in accordance with the laws of the State of Ohio.

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


Dated as of August 13, 1999.

                                       WORTHINGTON INDUSTRIES, INC.,
                                       as Borrower

                                       By: /s/ Gregory P. Youngblood
                                          -------------------------------------
                                       Print Name: Gregory P. Youngblood
                                                  -----------------------------
                                       Title: Treasurer
                                             ----------------------------------


                                       THE BANK OF NOVA SCOTIA,
                                       on its own behalf as Lender and as
                                       Administrative Agent


                                       By: /s/ F.C.H. Ashby
                                          -------------------------------------
                                       Print Name: F.C.H. Ashby
                                                  -----------------------------
                                       Title: Senior Manager Loan Operations
                                             ----------------------------------


                                       PNC BANK, NATIONAL
                                       ASSOCIATION,
                                       on its own behalf as Lender and as
                                       Documentation Agent,


                                       By: /s/ David B. Gookin
                                          -------------------------------------
                                       Print Name: David B. Gookin
                                                  -----------------------------
                                       Title: Vice President
                                             ----------------------------------


                                       BANK OF AMERICA, N.A.,
                                       as Lender


                                       By: /s/ Valerie C. Mills
                                          -------------------------------------
                                       Print Name: Valerie C. Mills
                                                  -----------------------------
                                       Title: Managing Director
                                             ----------------------------------




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


WACHOVIA BANK, N.A.,
as Lender


By: /s/ Bradford L. Watkins
   -------------------------------
Print Name: Bradford L. Watkins
           -----------------------
Title: Vice President
      ----------------------------

BANK ONE, MICHIGAN,
as Lender


By: /s/ Michael R. Zaksheske
   -------------------------------
Print Name: Michael R. Zaksheske
           -----------------------
Title: Vice President
      ----------------------------


BANK ONE, N.A.,
as Lender


By: /s/ Thomas E. Redmond
   -------------------------------
Print Name: Thomas E. Redmond
           -----------------------
Title: Vice President
      ----------------------------


NATIONAL CITY BANK,
as Lender


By: /s/ William J. Whitley
   -------------------------------
Print Name: William J. Whitley
           -----------------------
Title: Senior Vice President
      ----------------------------




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